Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), which is made effective as of April 16, 2018 (the “Effective Date”), is made by and between Ideal Power Inc., a Delaware corporation, with headquarters located at 4120 Freidrich Lane, Ste. 100, Austin, Texas 78744, hereinafter referred to as “Company”, and Lon Bell, residing at 1819 N. Grand Oaks Avenue, Altadena, CA 91001, hereinafter referred to as “Executive.” The purpose of this Agreement is to confirm the terms of the employment relationship between Company and Executive.

RECITALS

WHEREAS, Company and Executive wish to state the terms of employment with Executive through entering into this Agreement;

THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, Company and Executive (who are sometimes individually referred to as a “Party” and collectively referred to as the “Parties”) agree as follows:

AGREEMENT

1.           POSITION; LOCATION; AT-WILL EMPLOYMENT.

Company hereby employs Executive as Company’s Chief Executive Officer and President, and Executive hereby accepts employment with Company pursuant to the terms of this Agreement. Company shall permit Executive to work remotely from his home office in California. Notwithstanding the foregoing, Executive understands and agrees that he will travel, as requested or required to perform his duties as CEO. Executive shall be employed by the Company on an “at will” basis, meaning either the Company or Executive may terminate Executive’s employment at any time, with or without cause or advanced notice. Any contrary representations that may have been made to Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between Executive and the Company on the “at will” nature of Executive’s employment with the Company, which may be changed only in an express written agreement signed by Executive and a duly authorized officer of the Board of Directors.

2.           GENERAL DUTIES.

Executive shall devote his productive time, ability, and attention to Company’s business during Executive’s employment. Executive shall report to Company’s Board of Directors and agrees to keep the Board fully informed with regard to critical issues affecting the value and reputation of Company. Executive shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, and such other duties as are commonly performed by an employee of his rank in a publicly traded corporation or which may, from time to time, be prescribed by the Board of Directors. Executive agrees to cooperate with and work to the best of his ability with Company’s management team, which includes the Board and the officers and other employees, to continually improve Company’s reputation in its industry for quality products and performance.

3.           NONSOLICITATION AND PROPRIETARY PROPERTY AND CONFIDENTIAL INFORMATION PROVISIONS.

Concurrently with this Agreement, Executive has executed a Proprietary Information and Inventions Agreement (“PIIA”), the terms of which are included by reference into this Agreement. Executive agrees to abide by the PIIA.

4.           COMPLIANCE WITH SECURITIES LAWS.

Executive acknowledges that he is subject to the provisions of Sections 10 and 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. Executive acknowledges that Sections 10 and 16 and the rules and regulations promulgated thereunder may prohibit Executive from selling or transferring his securities in Company. Executive agrees that he will comply with Company’s policies, as stated from time to time, relating to selling or transferring Company’s securities.

5.           COMPENSATION.

(a)          Base Salary. Executive will receive a base salary in the amount of $45,760/year ($3,813.33 per month). The salary paid during Executive’s employment shall be referred to in this Agreement as the “Base Salary”. The Base Salary shall be subject to any tax withholdings and/or employee deductions that are applicable. The Base Salary shall be paid to Executive in equal installments in accordance with the periodic payroll practices of the Company for its employees. The Base Salary will be subject to review and adjustment at the discretion of the Board no less frequently than annually.

(b)          Eligibility for Bonus Equity Awards. At least annually, Executive, in consultation with, and concurrence of, the Compensation Committee of the Board of Directors shall meet to establish (i) performance standards and goals to be met by Executive and (ii) bonus targets based on the performance standards and goals that are achieved. The standards and goals will support an annual award of stock options and/or other equity in the Company, as set forth in separate award agreements to Executive (“Bonus Equity”). The standards and goals and the bonus targets shall be established by the Compensation Committee, in consultation with the Executive. The Bonus Equity, if earned, shall be awarded on or before March 15th of the following calendar year. Given the retention aspects of the Bonus Equity, the Bonus Equity shall not be earned unless Executive is employed on the day of pay-out and is subject to all applicable equity incentive plan documents and award agreements.

(c)          Participation In Employee Benefit Plans. Executive shall have the same rights, privileges, benefits and opportunities to participate in any of Company’s employee benefit plans which may now or hereafter be in effect on a general basis for its employees. Irrespective of the foregoing, Company may change any benefits contractor, or discontinue any benefit without replacement, in its sole discretion, and any such change or discontinuance will not be a breach of this Agreement.

6.           EQUITY COMPENSATION.

During Executive’s employment and subject always to the discretion of the Compensation Committee of the Board, Executive may be eligible to receive additional awards from the 2013 Equity Incentive Plan (or any other equity incentive plan adopted by the Board).

Subject to approval by the Compensation Committee of the Board, the Company would grant you an initial incentive stock option grant of 300,000 stock options. The terms of your equity grants will be more fully evidenced in the documents provided to you under the 2013 Equity Incentive Plan upon approval of your equity grants by the Compensation Committee of the Board.

7.           REIMBURSEMENT OF BUSINESS EXPENSES.

Company shall promptly reimburse Executive for all reasonable business expenses incurred by Executive in connection with the business of Company. However, each such expenditure shall be reimbursable only if Executive furnishes to Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction. Such reimbursements shall include reasonable travel expenses related to Executive’s travel to Austin, Texas, and other locations as requested or required by the Company for Executive to perform his duties hereunder, including reasonable airfare, hotel, and/or other accommodations. Company also agrees to provide Executive with resources necessary to meet Executive’s administrative needs to perform this position, which shall be determined by Executive and Company by further mutual agreement.

8.           PAID TIME OFF.

Executive shall accrue four weeks (160 hours) of paid time off each year, accrued at the rate of 13.33 hours/month; provided, however, that such paid time off benefits shall cease accruing if Executive reaches the 240 hour paid time off cap. Accrued, but unused paid time off shall be paid at termination and may be used for all purposes under the law, including all applicable paid sick leave statutes or ordinances that may apply to Executive’s employment.

9.           INDEMNIFICATION OF LOSSES.

So long as Executive’s actions were taken in good faith and in furtherance of Company’s business and within the scope of Executive’s duties and authority, Company shall indemnify and hold Executive harmless to the full extent of the law from any and all claims, losses and expenses sustained by Executive as a result of any action taken by him to discharge his duties under this Agreement, and Company shall defend Executive, at Company’s expense, in connection with any and all claims by stockholders or third parties.

10.          PERSONAL CONDUCT.

Executive agrees promptly and faithfully to comply with all present and future policies, requirements, directions, requests and rules and regulations of Company in connection with Company’s business. Executive further agrees to conform to all laws and regulations and not at any time to commit any act or become involved in any situation or occurrence tending to bring Company into public scandal, ridicule or which will reflect unfavorably on the reputation of Company.

11.          MISCELLANEOUS.

(a)          Preparation of Agreement. It is acknowledged by each Party that such Party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no Party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any Party as the alleged draftsman of this Agreement.

(b)          Cooperation. Each Party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(c)          Interpretation.

(i)          Entire Agreement/No Collateral Representations. Each Party expressly acknowledges and agrees that this Agreement, including the PIIA, which is expressly incorporated herein by reference: (1) is the final, complete and exclusive statement of the agreement of the Parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the “Prior Agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the Party against whom enforcement of the modification or supplement is sought.

(ii)         Waiver. No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the Party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

(iii)        Remedies Cumulative. The remedies of each Party under this Agreement are cumulative and shall not exclude any other remedies to which such Party may be lawfully entitled.

(iv)        Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

(v)         No Third Party Beneficiary. Notwithstanding anything else herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof.

(vi)        Headings; References; Incorporation; Gender. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

(d)          Attorneys’ Fees. If court proceedings are required to enforce any provision of this Agreement, the substantially prevailing or successful Party shall be entitled to an award of the reasonable and necessary expenses of litigation, including reasonable attorneys’ fees.

(e)          No Assignment of Rights or Delegation of Duties by Executive. Executive’s rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; and (ii) Executive may not delegate his duties or obligations hereunder.

(f)          Notices. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by private overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the 5th business day following the date mailed). Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving Party shall have specified most recently by like Notice, with a copy to the other Parties hereto. Any Notice given to the estate of a Party shall be sufficient if addressed to the party as provided in this subparagraph.

(g)          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

(h)          Execution by All Parties Required to be Binding; Electronically Transmitted Documents. This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is fully executed by all Parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile, DocuSign, or similar device or software, such electronic-signed document shall for all purposes be treated as if manually signed by the Party whose electronic or facsimile signature appears.

IN WITNESS WHEREOF, the parties have executed this Agreement.

Company:
IDEAL POWER INC.

By:	/s/ Tim Burns

Its:	Chief Financial Officer

Executive:

/s/ Lon Bell
Lon Bell